UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

Disposition of the Corporation’s Remaining Interest in SRL Acquisition No. 1 Limited Pursuant to Settlement Agreement with Titanium Resources Group, Ltd.

In August 2005, the Corporation granted an option to Titanium Resources Group, Ltd. (“TRG”) to acquire the Corporation’s Class B share in SRL Acquisition No. 1 Limited (“SRL Acquisition”). The Corporation subsequently sold a 2/15 fractional interest in the Class B share to TRG in consideration of $200,000 plus the amount of $100,003 representing a pro rata estimate of the fixed dividend entitlement attaching to the Class B share. On December 3, 2005, the Corporation initiated legal proceedings against TRG in the District Court, 134th District, Dallas County, Texas, alleging, among other things, that TRG purposefully withheld certain material information from the Corporation during the negotiation of the option agreement.

Pursuant to a Settlement and Release Agreement dated August 9, 2006, the Corporation, TRG and an individual named as an additional defendant and counter-plaintiff in the legal proceedings have agreed to settle all outstanding claims among them on terms which include: (a) the transfer by the Corporation to TRG of the Corporation’s remaining 13/15 fractional interest in the SRL Acquisition Class B share; and (b) the payment by TRG to the Corporation of $2,100,000 in cash (including the sum of $200,000 previously received by the Corporation in connection with the original sale of the 2/15 fractional interest in the Class B share of SRL Acquisition to TRG).

SRL Acquisition owns a 50% indirect interest in Sierra Rutile Limited (“Sierra Rutile”) and its related entities. Sierra Rutile owns a mine in Sierra Leone that was engaged in producing and marketing minerals used in the production of titanium dioxide until civil unrest precipitated the closure of the mine in January 1995. Under SRL Acquisition’s articles of association, the Class B share carries the right to a fixed dividend to be paid in respect of each financial year, calculated with reference to a complicated formula. Essentially, the holder of a Class B share is entitled to 5% of certain cash flows (including any dividends or other income generated from SRL Acquisition’s indirect interest in Sierra Rutile) if certain conditions are met. Since SRL Acquisition holds an indirect 50% interest in Sierra Rutile, this effectively means that a whole Class B share of SRL Acquisition represents a 2.5% carried net profits interest in Sierra Rutile.

The Settlement Agreement marks the end of the divestiture process that commenced with the original option and sale of the 2/15 fractional interest in the Class B share of SRL Acquisition to TRG in August 2005. This process was undertaken in order to allow management to focus on the Corporation’s near-term objective of reactivating the Johnson Camp Mine, subject to obtaining the necessary financing. The additional $1,900,000 received by the Corporation upon closing of the settlement transaction has been added to the Corporation’s working capital to be applied to ongoing operational expenses in furtherance of the Corporation’s business plan.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1

Confidential Settlement and Release Agreement between Nord Resources Corporation (plaintiff/counter-defendant), and Titanium Resources Group, Ltd. and Edward Wayne Malouf (defendants/counter-plaintiffs)*

* Filed herewith.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: August 14, 2006		/s/ John Perry
John Perry
Chief Financial Officer

3.